FOR IMMEDIATE RELEASE
                                  Contact:  Antonio L. DeLise
                                            President, Chief Executive Officer &
                                            Chief Financial Officer
                                            PubliCARD, Inc.
                                            (212) 651-3120


PubliCARD, INC. ANNOUNCES SECOND QUARTER RESULTS

         NEW YORK - August 8, 2003 - PubliCARD, Inc. (OTC BB: CARD.OB) reported its financial results for the three and six months ended June 30, 2003.

          Sales for the second quarter of 2003 were $1,193,000, compared to $1,016,000 a year ago. The increase in sales resulted primarily from an improvement in shipments to distributors in the United States. The Company reported a net loss for the quarter ended June 30, 2003 of $929,000, or $0.04 per share, compared with a net loss of $1,227,000, or $0.05 per share, a year ago. As of June 30, 2003, cash and short-term investments totaled $1,841,000.

         For the six months ended June 30, 2003, sales were $2,606,000 compared to $2,215,000 a year ago. The improvement in sales resulted primarily from an increase in sales outside of the United Kingdom and revenues realized on several one-time custom development projects. The Company reported net income of $71,000 for the six months ended June 30, 2003 versus a net loss of $2,496,000, or $.10 per share, in 2002. The 2003 results include a gain of $1,707,000 relating to two separate settlements with various historical insurers that resolve certain claims (including certain future claims) under policies of insurance issued to the Company by those insurers.

About PubliCARD, Inc.

         Headquartered in New York, NY, PubliCARD, through its Infineer Ltd. subsidiary, designs smart card solutions for educational and corporate sites. The Company's future plans revolve around a potential acquisition strategy that would focus on businesses in areas outside the high technology sector while continuing to support the expansion of the Infineer business. However, the Company will not be able to implement such plans unless it is successful in obtaining additional funding, as to which no assurance can be given. More information about PubliCARD can be found on its web site www.publicard.com.

         Special Note Regarding Forward-Looking Statements: Certain statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such factors include general economic and business conditions, the ability to fund operations and need to raise capital, the ability to identify and consummate acquisitions and strategic alliances, business and product development, time to market, the loss of market share, ability to attract and retain employees, development of competitive products by others, ability to protect our intellectual property, impact of pending litigation, continued listing and liquidity of our common shares, market makers choosing not to make a market for our common shares on the OTC Bulletin Board and other factors over which PubliCARD has no control. For more information on the potential factors which could affect financial results, refer to the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and quarterly report on Form 10-Q for the quarter ended March 31, 2003 and June 30, 2003 as filed with the SEC.

                                (table to follow)

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                        (in thousands except share data)
                                   (unaudited)

                                                             Three Months Ended                  Six Months Ended
                                                                  June 30,                           June 30,
                                                                  --------                           --------
                                                           2003              2002              2003              2002
                                                       ------------      ------------      ------------      ------------
Sales                                                  $      1,193      $      1,016      $      2,606      $      2,215

Cost of sales                                                   612               520             1,231             1,156
                                                       ------------      ------------      ------------      ------------
     Gross margin                                               581               496             1,375             1,059
                                                       ------------      ------------      ------------      ------------
Operating expenses:
     General and administrative                                 687               761             1,391             1,694
     Sales and marketing                                        523               472             1,005               899
     Product development                                        156               128               245               247
     Amortization of intangibles                                 10               144                20               288
                                                       ------------      ------------      ------------      ------------
                                                              1,376             1,505             2,661             3,128
                                                       ------------      ------------      ------------      ------------
 Loss from operations                                          (795)           (1,009)           (1,286)           (2,069)
                                                       ------------      ------------      ------------      ------------
Other income (expenses):
     Interest income                                              4                15                 7                29
     Interest expense                                            (2)               (6)               (5)              (21)
     Cost of pensions - non-operating                          (225)             (218)             (442)             (424)
     Gain on insurance recoveries                                --                --             1,707                --
     Other income (expenses), net                                89                (9)               90               (11)
                                                       ------------      ------------      ------------      ------------
                                                               (134)             (218)            1,357              (427)
                                                       ------------      ------------      ------------      ------------
Net income (loss)                                      $       (929)     $     (1,227)     $         71      $     (2,496)
                                                       ============      ============      ============      ============
Basic and diluted earnings (loss) per common share     $       (.04)     $       (.05)     $         --      $       (.10)
                                                       ============      ============      ============      ============
Weighted average common shares outstanding
      Basic                                              24,440,902        24,181,527        24,369,473        24,169,473
                                                       ============      ============      ============      ============
      Diluted                                            26,103,402        24,181,527        26,103,402        24,169,473
                                                       ============      ============      ============      ============

See Note 1 below.

                                 PUBLICARD, INC.
                            AND SUBSIDIARY COMPANIES

                        CONSOLIDATED BALANCE SHEETS AS OF
                       JUNE 30, 2003 AND DECEMBER 31, 2002
                        (in thousands except share data)

                                                                                                  Jun. 30,     Dec. 31,
                                                                                                    2003         2002
                                                                                                 ----------   ----------
                                                                                                 (unaudited)
                                               ASSETS

Current assets:
     Cash, including short-term investments of $1,835 and $1,138 in 2003 and 2002, respectively  $   1,841    $   1,290
     Trade receivables, less allowance for doubtful accounts of $94 and $103 in 2003 and
          2002, respectively                                                                         1,045          853
     Inventories                                                                                       639          885
     Prepaid insurance and other                                                                       246          375
                                                                                                 ---------    ---------
          Total current assets                                                                       3,771        3,403
                                                                                                 ---------    ---------
Equipment and leasehold improvements, net                                                              310          379
Goodwill and intangibles                                                                               842          862
Other assets                                                                                         3,295        3,295
                                                                                                 ---------    ---------
                                                                                                 $   8,218    $   7,939
                                                                                                 =========    =========

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Trade accounts payable and overdraft                                                        $   1,410    $   1,269
     Accrued liabilities                                                                             2,450        2,682
                                                                                                 ---------    ---------
          Total current liabilities                                                                  3,860        3,951

Other non-current liabilities                                                                        5,281        4,990
                                                                                                 ---------    ---------

          Total liabilities                                                                          9,141        8,941
                                                                                                 ---------    ---------
Commitments and contingencies (Note 6)

Shareholders' deficit:
     Class A Preferred Stock, Second Series, no par value: 1,000 shares authorized; 665 and 765
           issued and outstanding as of June 30, 2003 and December 31, 2002, respectively            3,325        3,825
     Common shares, $0.10 par value: 40,000,000 shares authorized; 24,440,902 and 24,190,902
          shares issued and outstanding as of June 30, 2003 and December 31, 2002, respectively      2,444        2,419
     Additional paid-in capital                                                                    107,644      107,169
     Accumulated deficit                                                                          (111,953)    (112,024)
     Other comprehensive loss                                                                       (2,383)      (2,391)
                                                                                                 ---------    ---------
          Total shareholders' deficit                                                                 (923)      (1,002)
                                                                                                 ---------    ---------
                                                                                                 $   8,218    $   7,939
                                                                                                 =========    =========

See Note 1 below.

Note 1--Liquidity and Going Concern Considerations

    The consolidated statements of operations and balance sheets presented above contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses, a substantial decline in working capital and negative cash flow from operations for the years 2002, 2001 and 2000. The Company has also experienced a substantial reduction in its cash and short term investments, which declined from $17.0 million at December 31, 2000 to $1.8 million at June 30, 2003. The Company also had a working capital deficit of $89,000 and an accumulated deficit of $112.0 million at June 30, 2003.

    If the distress termination of the Company's defined benefit pension plan for which the Company has applied is completed, for which no assurance can be given, the Company's 2003 funding requirements for the plan could be eliminated, in which case management believes that existing cash and short term investments may be sufficient to meet the Company's operating and capital requirements at the currently anticipated levels through December 31, 2003. However, additional capital will be necessary in order to operate beyond December 2003 and to fund the current business plan and other obligations. While the Company is actively considering various funding alternatives, the Company has not secured or entered into any arrangements to obtain additional funds. There can be no assurance that the Company will eliminate the 2003 funding requirements for the defined benefit pension plan or be able to obtain additional funding on acceptable terms or at all. If the Company cannot raise additional capital to continue its present level of operations it may not be able to meet its obligations, take advantage of future acquisition opportunities or further develop or enhance its product offering, any of which could have a material adverse effect on its business and results of operations and could lead the Company to seek bankruptcy protection. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. The independent auditors' report on the Company's Consolidated Financial Statements for the year ended December 31, 2002 contained an emphasis paragraph concerning substantial doubt about the Company's ability to continue as a going concern.